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                                                                    EXHIBIT 10.9

                          MANAGEMENT SERVICES AGREEMENT

            THIS MANAGEMENT SERVICES AGREEMENT (the "Agreement") is made effective the 1st day of January, 2003, by and between ORBIT/FR, Inc., a Delaware corporation, ("Orbit") and Zeev Stein Properties, LTD (the "Management Company"), an Israeli corporation wholly owned by Zeev Stein ("Stein").

                                   BACKGROUND

            Stein has provided management services (the "Management Services") to Orbit since December 31, 1998 in the capacity as Chairman. Effective September 5, 2001, Stein and Orbit entered into an employment agreement (the "Employment Agreement") providing for the continuing services of Stein, in the capacity as employee, under the terms of the Employment Agreement. The parties desire to discontinue the direct employment relationship, and instead provide for the delivery of the Management Services by Stein as an employee of the Management Company.

            NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Engagement. Orbit hereby engages the Management Company to provide the Management Services. The parties acknowledge that the scope of the Management Services to be provided hereunder shall be consistent with the Management Services provided by Stein under the Employment Agreement.

      2. Performance by Stein. The Management Company shall not perform the Management Services by any person other than Stein without the prior approval of Orbit.

      3. Management Fees. In consideration for its delivery of the Management Services, pursuant to this Agreement, Orbit shall pay the Management Company a fee (the "Management Fees") at an annual rate of $133,000, plus applicable VAT. The Management Fees shall be paid by Orbit during the term hereof in equal monthly installments, against invoices, in the amount of $11,083.33 plus VAT each.

      4. Expense Reimbursement. Orbit shall further arrange for, or reimburse the Management Company for, all normal items of travel (business class) and entertainment and miscellaneous expenses reasonably incurred by Stein or the Management Company on behalf of Orbit in the course of performing the Management Services, provided that such expenses are documented and submitted to Orbit.

      5. Confidentiality. The Management Company recognizes and acknowledges that it will obtain Proprietary Information (as hereinafter defined) of Orbit and its affiliates in the course of the delivery of the Management Services. The Management Company further recognizes and acknowledges that the Proprietary Information is a valuable, special and unique

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asset of Orbit. As a result, the Management Company shall not, and shall cause
Stein not to, without the prior written consent of Orbit, for any reason either directly or indirectly divulge to any third-party or use for its or his own benefit, or for any purpose other than the exclusive benefit of Orbit, any confidential, proprietary, business and technical information or trade secrets (the "Proprietary Information") of Orbit revealed, obtained or developed in the course of the delivery of the Management Services. Nothing contained herein shall restrict the Management Company's or Stein's ability to make such disclosures during the course of the delivery of the Management Services as may be necessary or appropriate to the effective and efficient discharge of the duties required by or appropriate for the Management Services or as such disclosures may be required by law. Furthermore, nothing contained herein shall restrict the Management Company or Stein from divulging or using for his or its own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of the Management Company's or Stein's breach of this Section 5.

      6. Non-Compete. To further induce Orbit to enter into this Agreement, the Management Company covenants that it shall not, and it shall cause Stein not to, during the term hereof and for a period of six (6) months after termination hereof for any reason whatsoever (the "Restricted Period"), do any of the following directly or indirectly without the prior written consent of Orbit's board of directors:

            6.1. engage in any business activity competitive with the business of Orbit (the "Business") as conducted during the term hereof; or

            6.2. become interested (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) in any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business as conducted during the term hereof (notwithstanding the foregoing, the Management Company and Stein may each hold not more than five percent (5%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities competitive with the Business as conducted during the term hereof). Provided, that nothing set forth herein shall be deemed to restrict the right of the Management Company or Stein to own any interest whatsoever in Orbit or any of its affiliates.

      7. Termination.

            7.1 Orbit may terminate this Agreement upon twelve (12) months prior written notice to the Management Company. The Management Company may terminate this Agreement upon six (6) months prior written notice to Orbit. (The period following any such notice of termination and until the effective time of such termination shall be referred to herein as the "Termination Period"). During the Termination Period, the Management Company shall cause Stein to assist Orbit in good faith in the orderly transition of its duties hereunder to such person designated by Orbit's board of directors.

            7.2. Notwithstanding the provisions set forth in Section 7.1 above, either party may terminate this Agreement without notice in the event of a breach of this Agreement by the other party and the breaching party continues such breach for a period of, or fails to cure the

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results of such breach within, 30 days after written notice from the non-breaching party to the breaching party.

            7.3. Notwithstanding the provisions of Section 7.1 above, Orbit may, at its discretion, discontinue the delivery of Management Services hereunder during the Termination Period (or any part thereof), and pay the Management Company, in a lump sum, within thirty (30) days thereafter, any remaining Management Fees through the end of the Termination Period.

            7.4. In further consideration for the Management Company's covenants not to compete and confidentiality set forth in Sections 5 and 6 hereof, the Management Company shall be entitled to continue receiving the Management Fees applicable during the Termination Period, for an additional period of six (6) months following the Termination Period; provided, that upon written request by the Management Company, Orbit shall pay the Management Company in a lump sum, within thirty (30) days of such request, any remaining Management Fees due the Management Company under this Section 7.4.

      8. No Employment Relationship. The parties hereto acknowledge that the legal relation between Orbit, on the one hand, and the Management Company and Stein on the other hand, is limited in the manner expressly provided herein. Notwithstanding anything contained herein to the contrary, the parties hereto acknowledge and agree that neither shall be deemed to be an employee, partner or a joint venturer of the other.

      9. Tax Obligations. The Management Company acknowledges that it retains full responsibility for complying with all income reporting and other requirements arising out of the Management Services, including without limitations, Stein's services contemplated herein, under any state, federal and /or local tax laws. Orbit will not make deductions from the payments due to the Management Company hereunder for income taxes, social security, unemployment insurance, workers' compensation or other employment/payroll taxes, except as otherwise mandated by applicable laws.

      10. Successors and Assigns. This Agreement shall be binding upon and shall operate for the benefit of the parties and their estates, successors and legal representatives.

      11. Counterpart. This Agreement may be executed in any number of counterparts each of which when executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

      12. Governing Law. This Agreement and all rights and duties of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware (without regard to any conflict of laws rules of the State of Delaware).

      13. Termination of Employment Agreement. Upon the effective time of this Agreement, the Employment Agreement shall be deemed terminated and neither party thereto shall have any further rights thereunder, except that Orbit shall remain obligated to pay Stein all Compensation (as defined in the Employment Agreement) due Stein thereunder on account of his employment through the effective time of this Agreement.

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            IN WITNESS WHEREOF, the parties hereto, intending to be bound, have executed this Agreement on the date aforesaid.

Orbit/FR, Inc.                              [_______________]

By: _______________________                 By: _________________________
                                                Zeev Stein, President

Zeev Stein hereby confirms his consent to be bound by the terms of this Management Services Agreement.


_______________________________
Zeev Stein